UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 28, 2007

Red Pearl Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Nevada	20-8583866
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

106 Chelsea Parkway, Boothwyn, Pa 19061

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 610 494 5534

2373 E. Warm Springs Road

Las Vegas, NV 89120

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1— Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On September 28, 2007, Red Pearl Acquisition Corp. (the “Purchaser”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LPI Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Purchaser (“Merger Sub”), and Lightning Poker, Inc. a Pennsylvania corporation (“Lightning”).

Subject to the terms and conditions of the Merger Agreement, (a) Merger Sub will be merged with and into Lightning (the “Merger”), with Lightning being the surviving corporation; (b) each of the outstanding shares of common stock of Lightning (“Lightning Stock”) (other than any shares as to which dissenters’ rights have been exercised) will be converted into the right to receive one share of common stock of the Purchaser (“Purchaser Stock”); (c) Lightning will survive the Merger as a wholly-owned subsidiary of the Purchaser; (d) all outstanding warrants and options to purchase shares of Lightning Stock will become exercisable for an equal number of shares of Purchaser Stock on the same terms and conditions; and (e) upon or before consummation of the Merger (the “Closing”), the Purchaser will retire its currently outstanding shares, all of which are held by the Purchaser’s sole director and executive officer, on terms which create no liability or continuing obligation of the Purchaser for the payment of consideration as of the Closing.

The Merger Agreement includes customary representations, warranties, covenants and termination rights of the parties, including the right to terminate if the Closing does not occur by December 31, 2007.

The Closing is subject to customary conditions, including approval by holders of a majority of the outstanding shares of Lightning Stock and the non-exercise of dissenters’ rights by holders of at least 95% of the outstanding shares of Lightning Stock.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement filed hereto as Exhibit 10.1. The Merger Agreement contains representations and warranties made by the Purchaser, Merger Sub and Lightning as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the Purchaser, Merger Sub and Lightning in connection with the negotiation of the Merger Agreement and the transactions contemplated thereby, which are not set forth in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to contractual standards of materiality different from those generally understood by investors or may have been used for purposes of allocating risk among the Purchaser, Merger Sub and Lightning rather than establishing matters as facts.

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The Purchaser Stock will be issued to Lightning stockholders pursuant to the Merger without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions from such registration requirements. The Purchaser Stock may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Purchaser Stock.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations, intentions and other statements that are not historical facts and statements about the possibility that the Merger will not be approved or consummated. The statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including the requisite approval requirements on the part of Lightning’s stockholders. Our actual results may differ materially from these expectations. We do not undertake any obligation to update any forward-looking statements contained in this document unless applicable law requires us to do so.

Section 9 — Financial Statement and Exhibits

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Agreement and Plan of Merger by and among Red Pearl Acquisition Corp., LPI Acquisition Corp. and Lightning Poker, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Pearl Acquisition Corp.

By: /s/ Brian Haveson

Brian Haveson

CEO, CFO, President

Date: October 4, 2007

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